Exhibit 23.2
CONSENT OF AJM PETROLEUM CONSULTANTS
We consent to incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-156025) on Form S-3 of Devon Energy Corporation of the reference to our report for Devon Energy Corporation, which appears in the December 31, 2010 annual report on Form 10-K of Devon Energy Corporation.

AJM PETROLEUM CONSULTANTS
By:	/s/ Robin G. Bertram, P.Eng.
Robin G. Bertram, P.Eng.

Date: July 5, 2011